Exhibit 10.2

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of May 8, 2013, among PennyMac Financial Services, Inc., a Delaware corporation (the “Corporation”), Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (the “Company”), and the Company Unitholders (as defined herein).

WHEREAS, the parties hereto desire to provide for the exchange of Company Units for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1  Definitions.

The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following events after the date hereof:

(i)            both the stockholders of the Corporation and the board of directors of the Corporation approve, in accordance with the Corporation’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis), including a sale of all of the equity interests in the Company, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), and such sale, lease or transfer is consummated;

(ii)           both the stockholders of the Corporation and the board of directors of the Corporation approve, in accordance with the Corporation’s certificate of incorporation and applicable law, a merger or consolidation of the Corporation with any other Person, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(iii)          both the stockholders of the Corporation and the board of directors of the Corporation approve, in accordance with the Corporation’s certificate of incorporation and applicable law, the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (x) the beneficial holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate beneficial ownership of all of the equity in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions, or (y) the Corporation is the surviving entity and its shares of Class A Common Stock continue to be registered under Section 12(b) or 12(g) of the Exchange Act and continue to be publicly traded.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Corporation.

“Class A Unit” has the meaning given to such term in the LLC Agreement.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in Preamble.

“Company Unit” means (i) each Class A Unit issued as of the date hereof and (ii) each Class A Unit or other interest in the Company that may be issued by the Company in the future or for which a Class A Unit has been converted or exchanged, excluding in each case any unvested Class A Unit.

“Company Unitholder” means each holder of one or more Company Units that is a party hereto as of the date hereof or which becomes a party to this Agreement pursuant to Section 4.1.

“Corporation” has the meaning set forth in Preamble.

“Excess Distributed Cash Amount” has the meaning set forth in Section 2.2(d) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 2.1(a)(ii).

“Exchange Notice” has the meaning set forth in Section 2.1(a)(ii).

“Exchange Rate” means the number of shares of Class A Common Stock for which 1 Company Unit is entitled to be Exchanged.  On the date of this Agreement, the Exchange Rate shall be 1, subject to adjustment pursuant to Section 2.2.

“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be further amended or restated from time to time.

“Member” has the meaning set forth for such term under the LLC Agreement.

“Per-Share Amount” has the meaning set forth in Section 2.2(d) of this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 4.1.

“Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Subsidiary” has the meaning given to such term in the LLC Agreement.

“Takeover Law” has the meaning set forth in Section 3.1 of this Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and the Members (as defined therein).

“Voting Securities” shall mean any securities of the Corporation which are entitled to vote generally in matters submitted for a vote of the Corporation’s stockholders or generally in the election of the Corporation’s board of directors.

ARTICLE II

Section 2.1  Exchange of Company Units for Class A Common Stock.

(a)           Elective Exchanges.

(i)            Each Company Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof and the LLC Agreement, to surrender Company Units to the Company in exchange for the delivery to the exchanging Company Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Company Units surrendered multiplied by the Exchange Rate (an exchange of Company Units for Class A Common Stock, an “Exchange”); provided that any such Exchange is for a minimum of the lesser of (i) 5,000 Company Units, (ii) such other number of Company Units as may be determined by the Managing Member with respect to any particular Exchange, and (iii) all of the Company Units held by such Company Unitholder.

(ii)           A Company Unitholder shall exercise its right to Exchange Company Units as set forth in Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively, (A) a written election of exchange in respect of the Company Units to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”), duly executed by such holder, (B) any certificates representing such Company Units, (C) if all of the Company Units then held by such Company Unitholder are being surrendered, all stock certificates representing all shares of Class B Common Stock issued to such Company Unitholder according to the books and records of the Corporation and (D)  if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Company Unitholder that it is unable to provide such certification.  Upon a Company Unitholder exercising its right to Exchange, the Corporation shall take such actions as (x) may be required to ensure that such Company Unitholder receives the shares of Class A Common Stock that such exchanging Company Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 2.1(a), and (y) may be reasonably within its control that would cause such Exchange to be treated for purposes of the Tax Receivable Agreement as an “Exchange” (as such term is defined in the Tax Receivable Agreement).  With respect to any Company Unitholder exercising its right to Exchange, the Corporation shall have the right but not the obligation to acquire the Company Units such Company Unitholder is requesting to be exchanged directly from such Company Unitholder in exchange for shares of Class A Common Stock.  If an exchanging Company Unitholder receives the shares of Class A Common Stock that it is entitled to receive in connection with an Exchange pursuant to this Section 2.1(a) from the Corporation pursuant to this Section 2.1(a)(ii), the Company Unitholder shall have no further right to receive shares of Class A Common Stock from the Company in connection with that Exchange, and the Corporation shall be deemed to have satisfied its obligations under the second sentence of this Section 2.1(a)(ii).  An Exchange pursuant to this Section 2.1(a) shall be deemed to have been effected on the Business Day (such Business Day, the “Exchange Date”) immediately following the earliest Business Day as of which the Corporation and the Company have received the items specified in clauses (A)-(D) of the first sentence of this Section 2.1(a)(ii).  On the Exchange Date, all rights of the exchanging Company Unitholder as a holder of the Company Units that are subject to the Exchange shall cease, and such Company Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Company Unitholder in respect of such Exchange.

(iii)          On the date hereof, a Company Unitholder may exercise its right to Exchange Company Units for an equivalent number of shares of Class A Common Stock pursuant to this Section 2.1(a).  Notwithstanding anything herein to the contrary, the Corporation shall acquire any such Company Units directly from the Company Unitholder in exchange for such shares of Class A Common Stock.  Notwithstanding anything herein or in the Tax Receivable Agreement to the contrary, the Corporation, the Company and such Company Unitholder all intend to treat such Exchange as a transfer described in section 351 of the Code.

(b)           Mandatory Exchanges.

(i)            The Corporation shall have the right to require each Company Unitholder to Exchange all of such Company Unitholder’s Company Units and shares of Class B Common Stock in consideration for the issuance by the Corporation to such Company Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Company Units surrendered multiplied by the Exchange Rate (or, at the election of the Corporation pursuant to clause (II) of Section 2.1(b)(ii) below, a rate equal to 110% of the Exchange Rate) under any of the following circumstances: (A) in connection with a Change of Control, (B) from or after the time when no Member (other than the Corporation) holds a number of outstanding Class A Units greater than three percent (3%) of the number of Class A Units outstanding immediately following the closing of the IPO (as defined in the LLC Agreement) and related purchase of Class A Units by the Corporation with the proceeds therefrom, and (C) with respect to any Employee Member (as defined in the LLC Agreement) or Management Member (as defined in the LLC Agreement), at any time after (whether prior to or after the IPO) such Person ceases to be employed by, or otherwise engaged to provide services to, the Corporation, the Company or the Subsidiaries for any reason (including because of death or disability), provided that, for the avoidance of doubt, with respect to foregoing clause (C), a Member shall not be required to Exchange any unvested Company Units or Company Units that are required to be forfeited, canceled or returned to the Company pursuant to the Equity Incentive Plans (as defined in the LLC Agreement) or any other agreement to which such Member is a party.

(ii)           Notwithstanding anything to the contrary in the foregoing clause (i), a Company Unitholder shall not be required to Exchange such Company Unitholder’s Company Units and shares of Class B Common Stock pursuant to clause (A) or clause (B) of the foregoing clause (i) unless (I) the sum of the amount of (x) if applicable, cash to be received by such Member as consideration in any Change of Control with respect to shares of Class A Common Stock for which such Company Unitholder’s Company Units are to be Exchanged, (y) the after-tax benefit to the Company Unitholder of all cash amounts payable to such Member under the Tax Receivable Agreement, and (z) any cash advance made to such Member by the Company or the Corporation for the purpose of paying such Member’s tax liability attributable to the Exchange (which advance may, by its terms, require that it be repaid in full upon the sale by such Member of the rights or securities received by such Member in the Exchange), in each case within sixty (60) days of the Change of Control, is sufficient to pay such Member’s tax liability (taking into account any withholding) attributable to the Exchange, or (II) in the case of clause (B) of the foregoing clause (i), the Corporation elects to Exchange all of such Company Unitholder’s Company Units and shares of Class B Common Stock in consideration for the issuance by the Corporation to such Company Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Company Units surrendered multiplied by a rate equal to 110% of the Exchange Rate.  The election of the Corporation pursuant to clause (II) of the preceding sentence shall be at the sole discretion of the Corporation upon the approval thereof by a majority of the directors of the Corporation that do not have an interest in the Company Units being Exchanged, and such election may be made with respect to Exchanges by certain Company Unitholders without being made with respect to Exchanges by other Company Unitholders. For purposes of this provision, securities that are received in a Change of Control with respect to the Class A Units or the shares of Class A Common Stock for which they are exchanged and which may be sold into the public market without restriction as to timing or volume (including, without limitation, restrictions as a result of securities laws or applicable insider trading policies or blackout periods) by a Member as the holder of such securities immediately following the Change of Control shall be deemed to be cash consideration received by such Member.  For purposes of this provision, the “after-tax benefit” of a payment to a Person means (i) the amount of such payment, minus (ii) the federal, state, and local income tax liability of such Person resulting from that Person’s receipt of (or entitlement to receive) such payment, which income tax liability will be determined by the Corporation in good faith by assuming the receipt of such payment is fully taxable to the recipient (without any offsets of any tax attributes), taking into account the identity of the recipient and the character of the income resulting from such payment.

(iii)          The Corporation shall exercise its right to require an Exchange of Company Units as set forth in Section 2.1(b)(i) by delivering to the Company Unitholder written notice of such election and the date the Exchange shall be deemed to occur, which date may not be earlier than the date of such written notice (the “Mandatory Exchange Date”), provided that with respect to any Change of Control, such date may be described as immediately prior to the occurrence of a Change of Control and the Corporation shall use commercially reasonable efforts to provide such notice at least ten (10) calendar days before the proposed date upon which the contemplated Change of Control is to be effected.  From and after the Mandatory Exchange Date, (x) the Company Units shall be deemed to be transferred to the Corporation on the Mandatory Exchange Date, (y) the Company Unitholder shall cease to have any rights with respect to the Company Units other than the right to receive shares of Class A Common Stock pursuant to Section 2.1(b)(i) upon compliance with its obligations under Section 2.1(b)(iv) and (z) all shares of Class B Common Stock held of record by such Company Unitholder shall automatically be deemed cancelled without any action on the part of any Person.

(iv)          On or prior to the Mandatory Exchange Date (or if less than ten (10) calendar days’ notice of the Mandatory Exchange Date is given, within five (5) Business Days of such notice), the Company Unitholder shall deliver during normal business hours at the principal executive offices of the Corporation: (A) an Exchange Notice, duly executed by such Company Unitholder, (B) any certificates representing all Company Units held by the Company Unitholder, (C) all stock certificates representing all shares of Class B Common Stock issued to the Company Unitholder according to the books and records of the Corporation and (D) if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Company Unitholder that it is unable to provide such certification.

(c)           Issuance of Class A Common Stock.  As promptly as practicable following satisfaction of such Company Unitholder’s obligations under Section 2.1(a)(ii) or Section 2.1(b)(iv), as applicable, and in any event no later than three (3) Business Days after such obligations are satisfied, the Corporation or the Company shall deliver or cause to be delivered to such Company Unitholder, at the address set forth on such Unitholder’s signature page to the LLC Agreement (or at such other address as such party may designate to the Corporation), the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging Company Unitholder.  To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Company will upon the written instruction of an exchanging Company Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging Company Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Company Unitholder in the Exchange Notice.  Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Common Stock shall be issued as a result of any Exchange.  In lieu of any fractional share of Class A Common Stock to which a Company Unitholder would otherwise be entitled in any Exchange, the Company or the Corporation shall pay to such Company Unitholder cash equal to such fraction multiplied by the closing price of a share of Class A Common Stock on the most recent trading day preceding the date on which the shares of Class A Common Stock otherwise deliverable in such Exchange are delivered.

(d)           Cancellation of Class B Common Stock.  Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including the Corporation.  Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(e)           Expenses.  The Corporation, the Company, and each exchanging Company Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Corporation shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Company Unitholder that requested the Exchange, then such Company Unitholder or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

(f)            Publicly Traded Partnership.  Each of the Corporation and the Company covenants and agrees that, prior to taking or causing to be taken any action that would cause interests in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h), including issuing any Company Units in a transaction required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, it will provide at least fifteen (15) Business Days advance written notice describing the proposed action in reasonable detail to the Company Unitholders and provide each Company Unitholder with the opportunity to effect an Exchange of all such Company Unitholder’s Company Units in accordance with the terms of this Agreement; provided, however, that in no event will the Corporation take or cause to be taken any action that would cause interests in the Company to not meet the requirements of Treasury Regulation section 1.7704-1(h) prior to the first anniversary of the date hereof.  Provided that the notice and opportunity to Exchange contemplated by the previous sentence has been provided to the Company Unitholders, then, notwithstanding anything to the contrary herein, if the board of directors of the Corporation or the board of managers of the Company, as applicable, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h), the Corporation or the Company, as applicable, may impose such restrictions on Exchange, as the Corporation or the Company, as applicable, may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

(g)           Other Prohibitions on Exchange.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Company Unitholder shall not be entitled to

Exchange Company Units to the extent that the Corporation or the Company reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation or (ii) would not be permitted under any other agreement with the Corporation, its subsidiaries, the Company or the Subsidiaries to which such Company Unitholder is then subject (including the LLC Agreement).  For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law or regulation, and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Company Unitholder to Exchange Company Units.

Section 2.2  Adjustment.

(a)           The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Company Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Company Units.  For example, if there is a 2 for 1 stock split of Class A Common Stock and no corresponding split with respect to the Company Units, the Exchange Rate would be adjusted to be 2.  To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Company Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Company Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b)           Each time that the Corporation (i) purchases Company Units other than in connection with a corresponding issuance by the Corporation of the same number of shares of Class A Common Stock (whether as a result of an Exchange or otherwise) or a concurrent recapitalization of the Company that causes the number of Company Units held by the Corporation to equal the number of shares of Class A Common Stock outstanding immediately following such purchase of Company Units, or (ii) repurchases shares of Class A Common Stock without a corresponding redemption by the Company of Class A Units held by the Corporation pursuant to Section 4.4 of the LLC Agreement, then the Exchange Rate shall be adjusted immediately following such transaction, without any further action by the Corporation or any Company Unitholder, as follows:  the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Common Stock of the Corporation then-outstanding and the denominator of which shall be the number of Company Units then-owned by the Corporation, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 2.2(a), and then that ratio shall be adjusted as set forth in Section 2.2(a) for each event (if any) giving rise to such Section 2.2(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Ratio adjustment being made hereby.

(c)           If the Corporation pays a dividend or otherwise makes a distribution in respect of shares of Class A Common Stock, in each case of property other than cash and such property was not distributed to the Corporation from the Company, then, upon any Exchange that occurs subsequent to such dividend or distribution of property, the Corporation shall distribute to the Company Unitholder conducting such Exchange the property that such Company Unitholder would have received in such prior dividend or distribution in respect of the shares of Class A Common Stock received by such Company Unitholder in such Exchange if such Exchange had occurred immediately prior to the record date for such prior dividend or distribution.

(d)           Upon any Exchange that occurs when an Excess Distributed Cash Amount exists, the Corporation shall pay to the Company Unitholder conducting such Exchange, with respect to each share of Class A Common Stock received in such Exchange, the sum of all Per-Share Amounts previously paid by the Corporation that resulted in such Excess Distributed Cash Amount.  For the purposes of this Section 2.2(d), “Excess Distributed Cash Amount” shall mean, with respect to any Exchange, the amount, if any, by which (i) the cumulative amount of all cash dividends paid, and other cash distributions made, by the Corporation in respect of shares of Class A Common Stock, exceeds (ii) an amount equal to the excess, if any, of (A) the cumulative amount of all cash distributed to the Corporation by the Company, over (B) the cumulative amount of payments made by the Corporation for any purpose other than (I) the payment by the Corporation of such cash dividends or distributions and (II) the repayment of the principal amount of debt, if any, incurred by the Corporation, in each case as measured at the time of such Exchange.  “Per-Share Amount” shall mean, with respect to any prior dividend or distribution that created (or increased) an Excess Distributed Cash Amount, (x) the amount of (or increase in) such Excess Distributed Cash Amount divided by (y) the number of shares of Class A Common Stock outstanding at the time of such dividend or distribution.  If the Excess Distributed Cash Amount, as of the time of any determination, is less than it would have been immediately following the prior dividends or distributions that created (or increased) it, then the Per Share Amount with respect to the most recent such prior dividends or distributions shall be reduced to reflect the reduction in the Excess Distributed Cash Amount that exists as of such time of determination, with such Excess Distributed Cash Amount being matched against the most recent such dividend or distribution up to the entire amount of such dividend or distribution and any remaining amount of such Excess Distributed Cash Amount being matched against the most recent of each of the remaining prior dividends or distributions up to the entire amount of each such dividend or distribution until the entire amount of such Excess Distributed Cash Amount has been matched against prior dividends and distributions.

Section 2.3  Class A Common Stock to be Issued.

(a)           The Corporation and the Company covenant and agree to deliver shares of Class A Common Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares.  In the event that any Exchange in accordance with this Agreement is to be effected at a time when any such registration has not become effective or otherwise is unavailable, the Corporation shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements.  The Corporation shall use its reasonable best efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Corporation or the Company from satisfying their obligations in respect of the exchange of the Company Units by delivery of Class A Common Stock which are unregistered under the Securities Act or held in the treasury of the Corporation or the Company or any of their subsidiaries.  Nothing herein shall be construed as a requirement for the Corporation or the Company to settle the exchange for cash.  The Corporation shall not be required to comply with this Section 2.3(a) in an Exchange in connection with a Change of Control.

(b)           The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(c)           Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d)           If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(e)           The Corporation covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

Section 2.4  Withholding; Certification of Non-Foreign Status.

(a)           If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange.  To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Company Unitholder.  The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to an Exchange by any Company Unitholder who is a “United States person” within the meaning of Section 7701(a)(30) of the Code and who, if required, has properly certified that such holder is not subject to federal backup withholding.

(b)           Notwithstanding anything to the contrary herein, each of the Corporation and the Company may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging Company Unitholder deliver to the Corporation or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b).  In the event the Corporation or the Company has required delivery of such certification but an exchanging Company Unitholder is unable to do so, the Corporation or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Company Unitholder the Class A Common Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

ARTICLE III

Section 3.1  Representations and Warranties of the Corporation.  The Corporation represents and warrants that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Corporation, including all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation of the Corporation or the bylaws of the Corporation or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.

Section 3.2    Representations and Warranties of the Company.  The Company represents and warrants that (i) it is a limited liability company duly formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation of the Company or the LLC Agreement or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

Section 3.3  Representations and Warranties of the Company Unitholders.  Each Company Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Company Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Company Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such Company Unitholder and the consummation by such Company Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Company Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Company Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Company Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Company Unitholder of this Agreement.

ARTICLE IV

Section 4.1  Additional Company Unitholders.  To the extent a Company Unitholder validly transfers any or all of such holder’s Company Units to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Company Unitholder hereunder.  To the extent the Company issues Company Units in the future, then the Corporation shall have the right to permit the holder of such Company Units to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Company Unitholder hereunder.  Except as set forth in this Section 4.1, a Company Unitholder may not assign or transfer any of its rights or obligations under this Agreement.  In connection with a transfer of Company Units to a Permitted Transferee in accordance with, and not in contravention of, the LLC Agreement, that was not a Member immediately prior to such transfer, the Company shall issue one share of Class B Common Stock to such Permitted Transferee.

Section 4.2 Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal.  Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence.  A notice must be addressed:

(a)           If to the Corporation or the Company at:

PennyMac Financial Services, Inc.

6101 Condor Drive
Moorpark, California 93021

Fax:  (818) 337-2138

E-mail:  jeff.grogin@pnmac.com
Attention:  Jeffrey Grogin

with a copy to:

Bingham McCutchen LLP

355 South Grand Avenue, Suite 4400

Los Angeles, CA 90071-3106

Fax: (213) 680-6499

E-mail:  rick.welch@bingham.com
Attention:  Richard Welch

and

Bingham McCutchen LLP

600 Anton Boulevard, Plaza Tower, 18th Floor

Costa Mesa, CA 92626-7653

Fax: (714) 830-0700

E-mail:  timothy.rupp@bingham.com
Attention:  Timothy Rupp

(b)           If to any Company Unitholder, to the address and other contact information set forth in the records of the Company from time to time.

A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered.  A notice that is sent by mail will be deemed given: (i) 3 Business Days after such notice is mailed to an address within the United States of America or (ii) 7 Business Days after such notice is mailed to an address outside of the United States of America.  A notice sent by recognized overnight delivery service will be deemed given when received or refused.  A notice sent by e-mail or facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day.  Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 4.3  Complete Agreement. This Agreement, together with the LLC Agreement, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.4  Applicable Law; Venue; Waiver of Jury Trial.

(c)           The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(d)           Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto.  The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(e)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5  References to this Agreement; Headings.  Unless otherwise indicated, “Articles,” “Sections,” “Subsections”, “Clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, Subsections, Clauses, Exhibits and Schedules of this Agreement.  Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise.  All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement.  All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.6  Binding Provisions.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

Section 4.7  Construction.  Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof.   Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof.  Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.”

Section 4.8  Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party.  If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 4.9  Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.  The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.10  No Third Party Beneficiaries. This Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.

Section 4.11  Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof.  As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.12  Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.13  Amendment.  The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation, (ii) the Company,  (iii) Company Unitholders holding at least 75% of the then outstanding Company Units (excluding Company Units held by the Corporation) and (iv) as long as BlackRock Member(s) (as defined in the LLC Agreement) or Highfields Member(s) (as defined in the LLC Agreement) hold a number of Class A Units that is equal to or greater than 10% of the Class A Units outstanding immediately following the closing of the IPO (as defined in the LLC Agreement) and related purchase of Class A Units by the Corporation with the proceeds therefrom, the consent of the BlackRock Member(s) holding a majority of the Class A Units held in the aggregate by the BlackRock Member(s) or Highfields Member(s) holding a majority of the Class A Units held in the aggregate by the Highfields Member(s), as applicable.  Without limiting the foregoing, as long as BlackRock Member(s) or Highfield Member(s) hold any Class A Units, any amendment, modification or change to this Agreement (x) that changes the number of shares of Class A Common Stock to be delivered upon an Exchange, either through an amendment to the definition of “Exchange Rate” or otherwise, (y) to the ability of the Corporation to effect a mandatory exchange pursuant to Section 2.1(b) and the terms and conditions relating thereto or (z) that otherwise increases the obligations or decreases the benefits to the BlackRock Member(s) or the Highfields Member(s) shall require the consent of the BlackRock Member(s) holding a majority of the Class A Units held in the aggregate by the BlackRock Member(s) or Highfields Member(s) holding a majority of the Class A Units held in the aggregate by the Highfields Member(s), as applicable.

Section 4.14  Tax Treatment.  This Agreement shall be treated as part of the partnership agreement of Company as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

Section 4.15  Specific Performance.  The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury.  Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

Section 4.16  Independent Nature of Company Unitholders’ Rights and Obligations.  The obligations of each Company Unitholder hereunder are several and not joint with the obligations of any other Company Unitholder, and no Company Unitholder shall be responsible in any way for the performance of the obligations of any other Company Unitholder under hereunder.  The decision of each Company Unitholder to enter into to this Agreement has been made by such Company Unitholder independently of any other Company Unitholder. Nothing contained herein, and no action taken by any Company Unitholder pursuant hereto, shall be deemed to constitute the Company Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Company Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Company Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 4.17  No Transfer of Class B Common Stock.  No Company Unitholder may Transfer (as defined in the LLC Agreement), directly or indirectly, all or any portion of its shares of Class B Common Stock or any rights therein (voting or otherwise) to any other Person  (it being understood that in connection with a Transfer of Company Units to a Permitted Transferee in accordance with, and not in contravention of, the LLC Agreement, the Company shall issue one share of Class B Common Stock to such Permitted Transferee in accordance with Section 4.1).

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey P. Grogin
	Name:	Jeffrey P. Grogin
	Title:	Chief Administrative and Legal Officer
and Secretary

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Jeffrey P. Grogin
	Name:	Jeffrey P. Grogin
	Title:	Chief Administrative and Legal Officer
and Secretary

COMPANY UNITHOLDERS

By:
Name:
Title:

EXHIBIT A

[FORM OF]
ELECTION OF EXCHANGE

PennyMac Financial Services, Inc.

6101 Condor Drive

Moorpark, CA 93021

Attention: Chief Administrative and Legal Officer

Reference is hereby made to the Exchange Agreement, dated as of May 8, 2013 (the “Exchange Agreement”), among PennyMac Financial Services, Inc., a Delaware corporation, Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company, and the holders of Company Units (as defined herein) from time to time party thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Company Unitholder hereby transfers to the Company the number of Company Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement.

Legal Name of Company Unitholder:

Address:

Number of Company Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Company Units subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Company Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Company Units to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company the Company Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of May 8, 2013 (the “Agreement”), among PennyMac Financial Services, Inc., a Delaware corporation, Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company, and each of the Company Unitholders from time to time party thereto.  Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement.  This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.  In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Company Units in the Company.  By signing and returning this Joinder Agreement to the Corporation, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Company Unitholder contained in the Agreement, with all attendant rights, duties and obligations of a Company Unitholder thereunder and (ii) makes each of the representations and warranties of a Company Unitholder set forth in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein.  The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:
Attention: